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                                                                   Exhibit 10.11



                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

                  This amended and restated shareholders agreement (this "Agreement") is made as of May 15, 1995 by and among PREFERRED EMPLOYERS GROUP, INC., having an address at 10800 Biscayne Boulevard, 10th Floor, Miami, Florida 33161 (the "Company"), MEL HARRIS, an individual having an address at 10800 Biscayne Boulevard, Penthouse, Miami, Florida 33161 ("Harris") and HOWARD ODZER, an individual having an address at 1399 Northeast 103rd Street, Miami Shores, Florida 33138 ("Odzer" and, together with Harris, the "Shareholders").


                               W I T N E S S E T H


                  WHEREAS, the Company and the Shareholders are parties to an agreement dated as of November 1, 1988 (the "Shareholders Agreement"); and

                  WHEREAS, the Company and the Shareholders desire to amend and restate the Shareholders Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Shareholders Agreement. The parties hereto hereby agree that this Agreement shall amend and restate the Shareholders Agreement in its entirety.

                  2. Directors. (a) The number of directors of the Company shall be determined from time to time in accordance with the provisions of the By-laws of the Company.

                            (b) The number of directors who shall be present at
any meeting of the Board of Directors in order to constitute a quorum for the transaction of business shall be a majority of the total number of Directors of the Company.

                  3. Shareholders. The number of shares of common stock of the Company (the "Stock"), the holders of which shall be present in person or by proxy at any meeting of shareholders in order to constitute a quorum for the transaction of any business at a meeting of the shareholders, shall be a majority of the issued and outstanding shares of Stock.

                  4. Restriction on Transferability of Shares. (a) Neither Shareholder may sell, transfer, or assign any shares of his Stock, except as otherwise provided by Sections 9, 10, and 11 of this Agreement. Notwithstanding the foregoing, the shareholders may assign the beneficial interests in or transfer their shares of Stock to their respective spouses or relatives or trusts for their benefit. Any purported sale, transfer, or assignment in violation of this Section 4 shall be void and null.

                            (b) Neither Shareholder may pledge, hypothecate, or
otherwise encumber his Stock without the prior written consent of the other Shareholder. Any such pledge, hypothecation, or encumbrance in violation of this
Section 4 shall be null and void.

                            (c) Each certificate representing shares of Stock
owned by the Shareholders shall bear the following legends:

                                (i) "The shares of common stock represented by
this certificate are subject to restrictions on transfer and voting, as provided in an Amended and Restated Shareholders Agreement, dated as of May 15, 1995 among the Company and certain holders of its common stock, a copy of which is on file with the Secretary of the Company."

                                (ii) "The shares of common stock represented by
this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or transferred without an effective registration statement under the Act or an exemption from the registration provisions of the Act."

                  5. Management. Except as otherwise limited by this Agreement or required by law, the Chief Executive Officer of the Company shall be responsible for the daily operations of the Company, in the ordinary course of business, subject to the direction of the Board of Directors.

                  6. Banking and Books of Accounts. Complete records and books of account shall be kept in which shall be entered fully and accurately all transactions and other matters concerning the Company's business as are usually entered into records and books of account maintained by persons engaged in business of a like character. The books and records shall at all times be maintained at the principal place of business of the Company and each Shareholder shall at all times have access thereto.

                  7. Indemnification. (a) Each Shareholder (including here and hereinafter, the heirs, executors, administrators or estate of such Shareholder) who is or was a director, officer, agent or employee of the Company or who is or was serving at the request of the Company in the position of a director, officer, trustee, partner, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Company to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, settlements, costs and expenses, including attorneys' fees, asserted against him or incurred by him (whether arising out of actions or omissions occurring before or after the date hereof) in his capacity as such director, officer, trustee, partner, agent or employee, or arising


                                       -2-

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out of his status as such director, officer, trustee, partner, agent or employee. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled.

                            (b) Subject to the provisions of Section 7(c)
hereof, costs, charges and expenses (including reasonable attorneys' fees) incurred by a person referred to in Section 7(a) hereof in defending a civil or criminal suit, action or proceeding shall be paid promptly by the Company, as statements therefor are received, in advance of the final disposition thereof, upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Company as authorized by this Section 7.

                            (c) Promptly after a Shareholder (or his heirs,
executors, administrators and estate) (collectively, an "Indemnified Person") receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought under this Section 7, such Indemnified Person will notify the Company thereof; but the omission so to notify the Company shall not relieve the Company from any obligation under this
Section 7 unless, and only to the extent that, such omission results in prejudice to the rights and interests of the Company. If any such action or other proceeding shall be brought against any Indemnified Person, the Company shall, upon written notice given reasonably promptly following the Indemnified Person's notice to the Company of such action or proceeding, be entitled to assume the defense thereof at the Company's expense with counsel chosen by the Company, provided, however, that any Indemnified Person may at his own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at the Company's expense and to control his own defense of such action or proceeding if (i) the Company has failed promptly to assume the defense, or
(ii) in the reasonable opinion of counsel to the Company, there is a conflict of interest arising from the fact that the same counsel is representing both the Company and the Indemnified Person or there is a potential conflict of interest between the Company and such Indemnified Person that would make such separate representation advisable. The Company will not, without the prior written consent of the Indemnified Person, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened claim, action or proceeding in respect of which indemnification or reimbursement may be sought under this Section 7 (whether or not the Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of the Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.

                            (d) If this Section 7 or any portion of it is
invalidated on any ground by a court of competent jurisdiction, the Company shall nevertheless indemnify each Shareholder (and his heirs, executors, administrators and estate) to the fullest extend permitted by all portions of this Section 7 that has not been invalidated and to the fullest extent permitted by law.

                            (e) This Section 7 is intended for the benefit of,
and shall be enforceable by, the Shareholders (and the heirs, executors, administrators and estate of such persons) and shall be binding on the Company and its respective successors and assigns.


                                       -3-

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                  8. Dissolution. The Company may be dissolved at any time by a vote of the shareholders of the Company holding at least a majority of the issued and outstanding shares of Stock. Upon a dissolution, the Company shall proceed with reasonable promptness to liquidate its business and assets. Upon any dissolution and winding up of the Company, the assets of the Company shall be used and distributed in the following order:

                                (i) to creditors in the order of priority
provided by law,

                                (ii) to the shareholders of the Company for
loans, if any, made by them to the Company; and

                                (iii) to the shareholders of the Company in
proportion to their respective equity investments.

                  9. Right of First Refusal. (a) A Shareholder (the "Offering Shareholder") who proposes to dispose of any shares of Stock other than as provided in Section 10 hereof, shall give a notice (the "Notice") signed by the offering Shareholder to the Company and on the same day give Notice to the other Shareholder (the "Non-Offering Shareholder") of such Offering Shareholder's proposed disposition; provided, however, that no Notice of any proposed disposition by sale of the offered Shares shall be valid unless the Offering Shareholder shall have received prior to the date of the Notice an offer therefor in writing from any bona fide purchaser stating the price, terms, and conditions of the proposed sale. The Notice shall specify the number of shares (the "Offered Shares") the Offering Shareholder intends to dispose of, identify and give the address of the person to whom the Offering Shareholder proposes to dispose of the Offered Shares, and indicate the price, terms, and conditions of the proposed disposition. The Company shall have the irrevocable and exclusive first option, but not the obligation, to purchase all, but not part, of the Offered Shares, at the price and upon any terms and conditions equal to those offered by the prospective purchaser, provided that the Company gives notice of its election to purchase the Offered Shares to the Offering Shareholder within 30 days after the Company receives the Notice; provided, however, that if the Company elects to purchase, the purchase price shall be paid in quarterly installments equal to not less than the Minimum Payment Amount (as hereinafter defined).

                  (b) If the Company does not elect to purchase all of the Offered Shares as provided in Section 9 (a) above, then the Offering Shareholders shall thereafter provide the Non- Offering Shareholder with a notice (the "Second Notice") that the Company has not so elected, and the Non-Offering Shareholder shall have the irrevocable and exclusive second option, but not the obligation, to purchase all, but not part, of the Offered Shares, at the price and upon such terms and conditions as those offered by the prospective purchaser. If the Non-Offering Shareholder elects to purchase the Offered Shares he shall give notice of such election to the Offering Shareholder within 10 days after the receipt of the Second Notice by the Non-Offering Shareholder and the purchase thereof shall be closed within 40 days after receipt of the Second Notice.


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                  (c) If an Offering Shareholder gives the required Notice, and the Second Notice, and the Company and the Non-Offering Shareholder do not elect, pursuant to Sections 9 (a) and 9 (b) , to purchase the Offered Shares, the Offering Shareholder may dispose of the Offered Shares to the person or persons, at the price, and on the terms and conditions specified in the Notice, provided that each such person acquiring the Offered Shares becomes a party to this Agreement upon such acquisition, and any shares not so disposed of by such Offering Shareholder may not thereafter be disposed of, except in compliance with the terms and conditions of this Agreement.

                  10. Sale of the Company.

                  If any bona fide purchaser offers to purchase all of the issued and outstanding shares ("Outstanding Shares") of the Shareholders and one of the Shareholders (the "Selling Shareholder") desires to dispose of all the Outstanding Shares, the Selling Shareholder must give the other Shareholder 30 days' notice (the "Sale Notice") of his desire to sell. The Sale Notice shall identify and give the address of the bona fide purchaser, and shall indicate the price, terms and conditions of the proposed disposition. The other Shareholder shall then have the option of purchasing all of the Selling Shareholder's shares at a price per share equal to the bona fide purchaser's offered price per share. Such Shareholder electing to purchase all of the Selling Shareholder's shares shall give notice of such election to the Selling Shareholder within 30 days after his receipt of the Sale Notice and the purchase thereof shall be closed within 60 days after receipt of the Sale Notice. If the other Shareholder does not elect to purchase the Selling Shareholder's shares as provided above, such other Shareholder shall immediately offer all of his shares to the bona fide purchaser in accordance with said purchaser's offer and shall execute all documents necessary to consummate the sale.

                  11. Purchase of Shares upon Termination, Disability or Death.
(a) (i) In the event that Odzer is terminated as an employee of the Company "For Cause" in accordance with the provisions of that certain Employment Agreement dated as of May 15, 1995 by and between the Company and Odzer (the "Employment Agreement"), then Odzer shall be deemed to have offered all of the shares of Stock owned by him upon such termination to the Company. The Company shall have the right, but not the obligation, to purchase such shares at the fair market value of such shares, as determined in accordance with Paragraph "c" of this
Section 11, or at such other price as the Company and Odzer shall mutually agree, such purchase to close within sixty days after the determination of the fair market value. If the Company elects to so purchase, the purchase price shall be paid in quarterly installments equal to not less than the Minimum Payment Amount (as hereinafter defined). If the Company does not elect to purchase Odzer's shares, Harris shall have the right, but not the obligation, to purchase such shares at the fair market value of such shares, as determined in accordance with Paragraph "c" of this Section 11, or at such other price as Harris and Odzer shall mutually agree, with the purchase to close within ninety days after the determination of the fair market value.

                                (ii) In the event that (a) Odzer is terminated
as an employee of the Company for any reason other than "For Cause", or (b) the scheduled termination of the

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Employment Agreement occurs, or (c) Odzer is terminated by reason of his disability in accordance with the Employment Agreement, Odzer shall have the right to cause the Company to purchase all of the shares of Stock owned by him at the fair market value of such shares as determined in accordance with Paragraph "c" of this Section 11; with such election to take place within sixty days after the date of such termination, and such purchase shall close within sixty days after the determination of the fair market value, provided that the purchase price shall be paid in quarterly installments equal to not less than the Minimum Payment Amount (as hereinafter defined). If the Company is unable pursuant to Section 12 to purchase Odzer's shares, Harris shall have the right, but not the obligation, to purchase such shares at the fair market value of such shares as determined in accordance with Paragraph "c" of this Section 11, or at such other price as Harris and Odzer shall mutually agree, with such purchase to close within ninety days after the determination of the fair market value.

                            (b) (i) Upon the death of a Shareholder, the Company
shall purchase, and the estate of the deceased Shareholder shall sell, all of the shares of the Company owned by the deceased Shareholder at the time of his death, at the fair market value of the shares, as determined in accordance with Paragraph "c" of this Section 11 with such portion of the purchase price as to which the Company receives life insurance proceeds with respect to the deceased Shareholder pursuant to Paragraph "d" below to be paid within ten days of the Company's receipt of such proceeds, with the balance of the purchase price to be paid in quarterly installments equal to not less than the Minimum Payment Amount (as hereinafter defined). The first installment shall be made not later than ninety days after the appointment of the executor of the estate.

                                (ii) If during the term of this Agreement Harris
shall die, then the rights granted to Odzer, with respect to causing the Company to purchase all of the shares of Stock owned by Odzer, under Paragraph 11(a)(ii) shall come into effect, with such portion of the purchase price as to which the Company receives life insurance proceeds with respect to the deceased Shareholder pursuant to Paragraph "d" below to be paid within ten days of the Company's receipt of such proceeds, with the balance of the purchase price to be paid in quarterly installments as provided therein. Notwithstanding the preceding sentence, if the estate of Harris delivers notice to Odzer, within ninety days (90) after the issuance of letters testamentary, that it has determined that the entire Company shall be sold, then steps shall be taken forthwith to cause the sale of the Company in such manner and on such terms as shall be agreed to by the estate of Harris and Odzer, and if no such agreement shall be had within thirty (30) days after the receipt by Odzer of such notice, then a mutually agreed upon investment banker shall be retained for purposes of determining the manner and terms of sale, which shall involve the same amount and form of consideration for each share of Stock. If the parties are unable to agree on an investment banker within such 30 day period, such investment banker shall be selected by the accounting firm then servicing the business of the Company; provided the investment banker selected shall not be an investment banker then providing services to the Company or any of the Shareholders or their estates.

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                            (c) If the Company and Odzer, in the case of
paragraph (a) above, or the surviving Shareholder and the estate of the deceased Shareholder, in the case of paragraph (b) above, cannot agree on the fair market value of the Stock within three months after the termination of employment of Odzer or the deceased shareholder's death, respectively, the fair market value shall be conclusively determined by a firm of Certified Public Accountants selected jointly by the Board of Directors of the Company and Odzer, or by the surviving Shareholder and the estate of the deceased Shareholder, as the case may be, from the following list of firms: Price Waterhouse, Arthur Andersen, Ernst & Young and Peat Marwick. In the event the parties are unable to agree on an accounting firm, the firm shall be selected from the above list by the accountant then servicing the account of the Company; provided the firm selected shall not be an accounting firm then providing services to the Company or any of the Shareholders or their estates. For purposes of this Paragraph "c," (i) in determining the "fair market value" of the Stock, the accounting firm shall use one or more valuation methods that it, in its best professional judgment, determines to be most appropriate without giving any effect to any discount for the lack of liquidity of the Stock, or the controlling or minority status, as the case may be, of the Shareholder whose Stock is being valued, and the value of any insurance policy, or proceeds therefrom, on the life of the Shareholder shall not be considered in determining fair market value under this paragraph.

                            (d) The Company agrees to use its best efforts to
purchase and keep in effect life insurance for the Company's benefit on the life of each Shareholder in the amount of $2,000,000 each. Proceeds received from any insurance policies purchased pursuant to this paragraph which are in excess of the fair market value of the deceased Shareholder's shares shall be retained by the Company. Harris has the right, at the expense of the Company, to cause the Company to acquire an additional $2,000,000 of insurance on his life which additional $2,000,000 will be used for purposes of 11(b)(ii) hereof.

                            (e) For the purpose of this Agreement, the "Minimum
Payment Amount" shall mean with respect to any quarterly installment an amount equal to 35% of the "Taxable Income" of the Company for the preceding fiscal quarter. "Taxable Income" of the Company shall mean the consolidated pretax earnings or loss of the Company and its subsidiaries for such fiscal period prepared in accordance with generally accepted accounting principles consistently applied, as in existence on the date hereof ("GAAP"), adjusted to exclude any reduction thereof for interest or any other charge or expense resulting or arising from, or relating to, the purchase of Stock from Odzer and Ronald Rothstein by the Company pursuant of Stock Purchase Agreement dated as of May 15, 1995, or the financing of such purchase by the Company.

                  12. Limitation on Purchases by the Company. (a) Notwithstanding any other provision of this Agreement, the Company shall not have the obligation to purchase any shares of Stock, except out of funds legally available therefor. If, at any time the Company is required to purchase shares of Stock pursuant to Sections 9 or 11 and its surplus is legally insufficient for that purpose, the entire available surplus shall be applied to the payment, and the Company and the Shareholders jointly and severally agree promptly to take

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all such action as may be permitted by law to reduce the capital of the Company or to revalue its asset so as to increase its surplus to the extent necessary to permit the Company to purchase all shares it is obligated to purchase hereunder.

                            (b) The Company shall not be permitted to purchase
any company or entity in which Harris has a greater than ten percent (10%) equity interest without the prior approval of Odzer.

                  13. Registration Rights; Tag-Along Rights. The Company agrees that Odzer shall be granted registration rights pari passu with those granted to Harris (and/or members of Harris' family), if any, pro rata based on the number of shares of Stock owned by them at the time any such rights are granted. In the event Harris (or members of Harris' family) proposes to transfer any shares of Stock, to a bona fide third party purchaser, Harris shall offer Odzer the right to participate in such transfer on a pro rata basis, at the same price and upon identical terms and conditions, as such proposed transfer by Harris.

                  14. Distributions. For so long as the Company elects to be and is properly classified, for federal tax purposes, as a Subchapter S corporation within the meaning of Section 1361(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall make annual distributions, no later than 90 days following the end of each fiscal year, commencing with the fiscal year ending December 31, 1995, of cash to its shareholders of not less than 45% of the prior year's (or such portion thereof that the Company was a Subchapter S corporation) taxable income of the Company, pro-rata based on ownership of shares of Stock of the Company. For all purposes under this Agreement, the taxable income of the Company shall be computed without making any reduction thereof for interest or any other charge or expense resulting or arising from, or relating to, the purchase of Stock from Odzer and Ronald Rothstein by the Company pursuant to the Stock Purchase Agreement dated as of May 15, 1995, or the financing of such purchase by the Company. The Company shall not voluntarily elect to terminate its Subchapter S status, except in connection with a bona-fide financing of the Company or an offering of its Stock.

                  15. Harris. Harris shall serve as the Chief Executive Officer and Chairman of the Board of Directors of the Company. For so long as the Company elects to be and is properly classified for federal tax purposes as a Subchapter S corporation under the Code, Harris shall not receive salary and bonus in excess of an aggregate of $250,000 per year.

                  16. Funding Requirements. If it is determined by the Board of Directors that the Company needs additional working capital funds or otherwise requires financing, and if the Company is unable to borrow such funds on commercially reasonable terms, than each Shareholder shall be given the opportunity to provide such funds on a debt or equity basis and to the extent that either party shall not contribute his proportionate share, the other party shall have the right, but not the obligation, to contribute such noncontributed share, on the same terms and conditions as were originally offered to each party.

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                  17. Termination. (a) This Agreement shall commence as of the date hereof and terminate on the earlier of (i) ten years from the date hereof, or (ii) immediately prior to the completion by the Company of an initial public offering (other than pursuant to a registration on Forms S-4 or S-8 or any successor forms) of its Stock under the Securities Act of 1933, as amended, or
(iii) upon the sale by the Company of any other securities, or a private placement of its shares of Stock or other securities, if the purchaser or investment banker underwriting such securities notifies the Company in writing that this Agreement or any portion thereof should be terminated or modified.

                            (b) Within thirty days following the termination of
this Agreement, (i) the provisions of Paragraph 9 shall be incorporated into a new Agreement between the parties hereto and shall remain as a separate Agreement for so long as Odzer owns more than fifteen percent (15%) of the outstanding Stock of the Company and the Proxy given as of even date herewith, shall continue irrevocable for so long as said Paragraph 9 remains in full force and effect and (ii) the provisions of Paragraphs 7, 13, 18, 19 and 20 shall be incorporated into a new Agreement between the parties hereto and shall remain as a separate agreement for at least six years after Odzer last serves as a director, officer, agent or employee of the Company or, at the request of the Company, serves as a director, officer, trustee, partner, agent or employee or another corporation, partnership, joint venture, trust or other enterprise, and provided that Paragraph 13 shall only continue in effect for so long as Odzer is not permitted to sell publicly all of his Stock without registration under the Act.

                  18. Arbitration. Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration to be held in the County of Dade, State of Florida in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association or any successor thereto, and judgment upon the award rendered by the Arbitrator(s) may be entered in an Court having jurisdiction thereof. The Arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The costs and expenses of such arbitration shall be assumed as determined by the Arbitrator(s), and each party shall separately pay his own attorneys' fees and expenses.

                  19. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 19):

Mr. Harris:                         10800 Biscayne Boulevard, Penthouse
                                    Miami, Florida  33161

            with a copy (which copy shall not constitute notice) to:



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                                    Donald J. Bezahler, Esq.
                                    Baer Marks & Upham
                                    805 Third Avenue, 20th Floor
                                    New York, New York  10022-7513


Mr. Odzer:                          1399 Northeast 103rd Street
                                    Miami Shores, Florida  33138

            with a copy (which copy shall not constitute notice) to:

                                    Richard Lampen, Esq.
                                    Steel Hector & Davis
                                    200 South Biscayne Blvd., 40th Floor
                                    Miami, Florida  33131-2398

Company:                            10800 Biscayne Boulevard, 10th Floor
                                    Miami, Florida  33161

            with a copy (which copy shall not constitute notice) to:

                                    Donald J. Bezahler, Esq.
                                    Baer Marks & Upham
                                    805 Third Avenue, 20th Floor
                                    New York, New York  10022-7513

Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 19. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  20. Miscellaneous. (a) This Agreement may be amended at any time and from time to time by unanimous written agreement of the Shareholders.

                            (b) This Agreement and the rights of the parties
hereunder shall be governed by, and construed in accordance with, the laws of the state of Florida, without giving effect to rules governing conflicts of law.

                            (c) This Agreement and the rights and obligations
hereunder, may not be assigned and any such assignment shall be void and null. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, and successors.



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



                            (d) Captions and section headings contained in this
Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provision hereof.

                            (e) If any provision of this Agreement or the
application of any provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of that provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

                            (f) This Agreement may be executed in several
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.




                               ------------------------------------------
                               Howard Odzer


                               ------------------------------------------
                               Mel Harris

                               PREFERRED EMPLOYERS GROUP, INC.


                               By:
                                    -----------------------------------------
                                    Name:    Mel Harris
                                    Title:   Chairman of the Board and
                                             Chief Executive Officer



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